UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 8, 2026

908 Devices Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39815	45-4524096
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

44 3rd Avenue

Burlington, MA 01803

(Address of principal executive offices, including zip code)

(857) 254-1500

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MASS	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01    Other Events.

On July 8, 2026, 908 Devices Inc. (the “Company”) issued an aggregate of 3,213,583 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), in satisfaction of its obligations with respect to the Earnout Consideration as defined and described in that certain Equity Purchase Agreement, dated as of April 29, 2024, by and among the Company, CAM2 Technologies, LLC (d/b/a RedWave Technology, “RedWave”), CAM3 HoldCo, LLC (the “Seller Entity”), the beneficial sellers named therein and the indirect beneficial seller named therein (the “Purchase Agreement”). Pursuant to the Purchase Agreement, the Seller Entity, for the benefit of the beneficial sellers and certain other persons set forth therein, had the contingent right to receive up to an aggregate of 4,000,000 shares of Common Stock from the Company, to the extent that the aggregate revenue received by the Company from the sale of certain RedWave products and services during the two-year period from May 1, 2024 through April 30, 2026 met or exceeded the threshold of $37 million specified in the Purchase Agreement. The Company’s obligations to issue the Earnout Consideration (as defined in the Purchase Agreement) have been satisfied in full.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2026	908 Devices Inc.

	By:	/s/ Mark S. Levine
Name: Mark S. Levine
Title: Chief Legal and Administrative Officer